Exhibit 99.1

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors unanimously recommends a vote FOR Items 1, 2, 3 and 4.

1. Approval of the Agreement and Plan of Merger, dated as of November 3, 2019, by and between First Horizon and IBERIABANK Corporation.	☐	For	☐	Against	☐	Abstain

2. Approval of the amendment to the restated charter of First Horizon to effect an increase in the number of authorized shares of First Horizon common stock from 400,000,000 to 700,000,000, effective only upon completion of the merger.	☐	Forn	☐	Againstn	☐	Abstain

Please fold here — Do not separate.

3. Approval of, on an advisory (non-binding) basis, the merger-related compensation payments that will or may be paid by First Horizon to its named executive officers in connection with the merger.	☐	For	☐	Against	☐	Abstain

4. Approval of one or more adjournments of the First Horizon special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the First Horizon merger proposal and the First Horizon charter amendment proposal (Items 1 and 2 above).	☐	For	☐	Against	☐	Abstain

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF SAID MEETING AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS.

Date	, 2020

Signature(s) in Box

Shareholders sign here exactly as shown on the imprint on this card. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full name. If more than one Trustee, all should sign. All Joint Owners should sign.

SPECIAL MEETING OF SHAREHOLDERS

[_______________], 2020

[__________] Central time

First Horizon Building

M-Level Auditorium

165 Madison Avenue

Memphis, TN 38103

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND VOTING INSTRUCTION CARD FOR FIRST HORIZON NATIONAL CORPORATION SAVINGS PLAN (“Plan”)

Shareholders of Record: The undersigned appoints Charles T. Tuggle, Jr. and Clyde A Billings, Jr. or any one or both of them with full power of substitution, as proxy or proxies, to represent and vote all shares of stock standing in my name on the books of the corporation at the close of business on February 24, 2020, which I would be entitled to vote if personally present at the special meeting of shareholders of First Horizon National Corporation, to be held in the M-Level Auditorium at the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103, on [___________], 2020 at [_______] Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side. The proxies are further authorized to vote in their discretion as to any other matters which may properly come before the meeting. The board of directors, at the time of preparation of the Joint Proxy Statement/Prospectus, knows of no business to come before the meeting other than that referred to in the Joint Proxy Statement/Prospectus.

Plan Shareholders: Under the terms of the Plan, each participant having funds allocated to the First Horizon Common Stock Fund is entitled to instruct State Street Bank and Trust Company, plan trustee (“Plan Trustee”), as to the manner in which to vote the shares of First Horizon common stock held in the First Horizon Common Stock Fund represented by the participant’s interest therein as of the close of business on February 24, 2020 (the record date for the special meeting of shareholders). The purpose of this instruction card is for the participant to give instructions to the Plan Trustee as to how to vote such shares in connection with the special meeting of shareholders of First Horizon National Corporation to be held in the M-Level Auditorium at the First Horizon Building, 165 Madison Avenue, Memphis, Tennessee 38103, on [___________], 2020, at [_______] Central time, or any adjournments thereof, upon the matters set forth in the notice of said meeting as stated on the reverse side and also to give discretion to the Plan Trustee to vote on any other matters that may properly come before the meeting. The undersigned hereby directs the Plan Trustee to vote the shares of First Horizon common stock in the First Horizon Common Stock Fund represented by the undersigned’s interest therein as specified on the reverse side.

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

YOU CAN VOTE BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING AND RETURNING THIS CARD AS DIRECTED ON THE REVERSE SIDE.

Vote by Internet, Telephone, or Mail

There are three ways to vote. Internet or telephone voting is available 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies and/or the Plan Trustee to vote your shares in the same manner as if you had marked, signed and returned this card.
You will need the last four digits of your Social Security or Tax ID number to vote your shares on the Internet or by phone.

INTERNET/MOBILE www.proxypush.com/fhn Use the Internet to vote your shares until 11:59 p.m. (CT) on [________], 2020 (for Plan shares) or [________], 2020 (for all other shares).	TELEPHONE 1-866-883-3382 Use any touch-tone telephone to vote your shares until 11:59 p.m. (CT) on [________], 2020 (for Plan shares) or [________], 2020 (for all other shares).	MAIL Mark, sign, and date this card and return it in the postage-paid envelope provided or mail to Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet or by telephone, you do NOT need to mail back this card.